Exhibit 10.30

EXECUTION COPY

FIRST AMENDMENT TO SAND LEASE AND RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO SAND LEASE AND RIGHTS AGREEMENT (this “Amendment”), is made and entered into effective  as of this 31st day of October, 2017 (the “Effective Date”), by and between ESTATE OF LARRY LEONARD FERNANDES, DECEASED (“Estate”), WILLIAM DOUGLAS FERNANDES, JR. (“Will Fernandes”), KAREN LEE FERNANDES STONE (“Karen Lee Fernandes Stone”), HALLIE ANN FERNANDES NESOM (“Hallie Ann Fernandes Nesom”), EDWARD STREET FERNANDES (“Ed Fernandes,” and together with the Estate, Karen Lee Fernandes Stone, Hallie Anne Fernandes Nesom and Will Fernandes, collectively referred to herein as the “Owner”) and FML SAND LLC, an Ohio limited liability (“FML”).

                                                                              WITNESSETH:

WHEREAS, FML and Owner have entered into that certain Sand Lease and Rights Agreement (the “Lease”) dated as of July 18, 2017 for certain premises located in Winkler County, Texas, as further described in the Lease (the “Premises”); and

WHEREAS, FML and Owner desire to amend certain terms and conditions of the Lease as contained herein.

NOW, THEREFORE, in consideration of mutual promises and covenants, conditions and recitals, and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and FML, each intending to be legally bound, agree as follows as of the Effective Date:

1.	Section 1(a) of the Lease. The parties agree that the following sentence shall be included as the last sentence of Section 1(a) of the Lease:

Notwithstanding anything contained in this Section 1(a) to the contrary: (i)  FML shall not seek reimbursement of any portion of the paid Lease Fee, Product Royalties or Outside Sand Plant Royalty from Owner in connection with any surface damage payment; and (ii) Owner hereby appoints FML as its attorney in fact and/or assignee in connection with the negotiation and receipt of any surface damage payments associated with the Premises (excluding the Protection Areas) as provided for in any OG Lease, easement, agreement, lease or other arrangements to the extent of the impairment of FML’s Business Operations as provided herein.

2.Section 5(d) of the Lease.  The parties agree that the second sentence of Section 5(d) of the Lease shall be deleted and replaced in its entirety with the following:

If FML has not received the Surface Rights Agreements within one (1) year after the Third Fee Payment Date (the “Escrow Payment Date”), then the Escrow Agent shall disburse Eight Hundred Thousand Dollars ($800,000.00) to Owner and shall continue thereafter to disburse such amount to Owner on the annual anniversary of the Escrow Payment Date for a period of five (5) years from the Escrow Payment Date.

3.Section 30 of the Lease.  The parties agree that the fourth and fifth sentences of Section 30 of the Lease shall be deleted and replaced in their entirety with the following:

{04734926.DOCX;1 }

In the event of a partial taking in excess of 5% of the Premises (excluding the Protection Areas), FML shall have the right to conduct its Business Operations on other comparable property owned by Owner (either individually or collectively) based on the proportionate amount of comparable acreage and reserves taken from the original Premises (excluding the Protection Areas) for such condemnation (by way of example, only, in the event that 50% of the Premises (excluding the Protection Areas) are condemned, FML shall be entitled to 45% of additional comparable acreage as provided herein) and FML shall not seek reimbursement of any portion of the paid Lease Fee, Product Royalties or Outside Sand Plant Royalty from Owner in connection with any condemnation.  FML shall have the right to pursue and seek all of its takings claims against the condemning authority but shall have no rights to Owner’s award from the condemning authority.

4.	Defined Terms. Capitalized terms used herein and not specifically defined shall have the same meaning as in the Lease.
5.

Authority.  Each of Owner and FML warrants and represents to the other that it has the right, power and authority to execute this Amendment and be bound by the terms hereof without consent from any entity or person.

6.	Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, executrixes, administrators, successors and assigns.

7.  Ratification.  Except as otherwise amended by this Amendment, all other terms, covenants and conditions of Owner and FML set forth in the Lease remain the same and in full force and effect as written.  Owner and FML do hereby ratify and affirm the said terms, covenants and conditions of said Lease, except as amended herein.  In the event of a conflict between the term so the Lease and the terms of this Amendment, the terms of this Amendment shall prevail and control.

[SIGNATURE PAGE TO FOLLOW]

{04734926.DOCX;1 }2

In Witness Whereof, this Amendment has been executed as of the Effective Date.

OWNER:

By:	/s/ William Douglas Fernandes, Jr.
William Douglas Fernandes, Jr.

By:	/s/ Edward Street Fernandes
Edward Street Fernandes

By:	/s/ Karen Lee Fernandes Stone
Karen Lee Fernandes Stone

By:	/s/ Hallie Ann Fernandes Nesom
Hallie Ann Fernandes Nesom

ESTATE OF LARRY LEONARD FERNANDES, DECEASED

By:	/s/ Karen Lee Fernandes Stone
Name: Karen Lee Fernandes Stone
Its: Independent Executrix

FML:

FML SAND LLC

By:	/s/ David J. Crandall
Name: David J. Crandall
Its: Executive Vice President, General Counsel and Secretary

{04734926.DOCX;1 }3